Exhibit 99.3

Bausch & Lomb Announces Expiration Of Tender Offers and Consent
Solicitations for its Outstanding Debt Securities and Convertible Debt Securities

FOR RELEASE FRIDAY, October 26, 2007

ROCHESTER, N.Y. – Bausch & Lomb (NYSE: BOL) (the “Company”) today announced the expiration, as of 8:00 a.m., New York City time, on October 26, 2007 (the “Expiration Date”) of its offers to purchase its outstanding 6.95% Senior Notes due 2007, 5.90% Senior Notes due 2008, 6.56% Medium-Term Notes due 2026 and 7.125% Debentures due 2028 (collectively, the “Debt Securities”) and its outstanding 2004 Senior Convertible Securities due 2023 and Floating Rate Convertible Senior Notes due 2023 (together, the “Convertible Debt Securities”), all pursuant to its previously announced cash tender offers and consent solicitations for the Debt Securities and the Convertible Debt Securities.

The following table sets forth the results of the tender offers and consent solicitations for the Debt Securities and the Convertible Debt Securities as of the Expiration Date:

Title of Security	CUSIP No.	Principal Amount Outstanding	Amount of Securities Tendered	Approximate Percentage Tendered
6.95% Senior Notes due 2007	071707AH6	$133,195,000	$72,769,000	54.63%
5.90% Senior Notes due 2008	071707AL7	$50,000,000	$49,250,000	98.50%
6.56% Medium-Term Notes due 2026	07171JAE6	$421,000	$367,000	87.17%
7.125% Debentures due 2028	071707AG8	$66,429,000	$54,535,000	82.10%
2004 Senior Convertible Securities due 2023	071707AM5	$155,902,000	$155,902,000	100.00%
Floating Rate Convertible Senior Notes due 2023	071707AK9	$4,098,000	$4,098,000	100.00%

Citigroup Global Markets Inc., Banc of America Securities LLC, Credit Suisse Securities (USA) LLC and J.P. Morgan Securities Inc. acted as dealer managers for the tender offers and consent solicitations.  Questions regarding the tender offers and consent solicitations may be directed to Citigroup Global Markets Inc. by telephone at (800) 558-3745 (toll-free), Banc of America Securities LLC by telephone at (888) 292-0070 (toll-free) for the Debt Securities and (888) 583-8900 x2200 (toll-free) for the Convertible Debt Securities, Credit Suisse Securities (USA) LLC by telephone at (212) 325-7596 (collect) or J.P. Morgan Securities Inc. by telephone at (212) 270-1477 (collect).

Global Bondholder Services was the information agent for the tender offers and consent solicitations.

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This news release is for informational purposes only and is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consent with respect to any securities. The tender offers and consent solicitations were made solely pursuant to the applicable Offer to Purchase and Consent Solicitation Statement and the related Letter of Transmittal and Consent, which set forth the complete terms of the tender offers and consent solicitations.

This news release contains, among other things, certain statements of a forward-looking nature relating to future events or the future business performance of Bausch & Lomb. Such statements involve a number of risks and uncertainties including those concerning the ability of the Company and the parties with which it contracts to develop and introduce products successfully as well as the risk factors listed from time to time in the Company’s U.S. Securities and Exchange Commission filings, including but not limited to filings on the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2006, filed on April 25, 2007, the Company’s Form 12b-25 filed on May 10, 2007 and the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007, filed on May 30, 2007.

Bausch & Lomb is the eye health company dedicated to perfecting vision and enhancing life for consumers around the world. Its core businesses include soft and rigid gas permeable contact lenses and lens care products, and ophthalmic surgical and pharmaceutical products. The Bausch & Lomb name is one of the best known and most respected healthcare brands in the world. Founded in 1853, the Company is headquartered in Rochester, New York, and employs approximately 13,000 people worldwide. Its products are available in more than 100 countries. More information about the Company can be found at www.bausch.com.

Copyright Bausch & Lomb Incorporated.